SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


                                  March 6, 2006
                                (Date of Report)
                        (Date of earliest event reported)

                             JOHN WILEY & SONS, INC.
             (Exact name of registrant as specified in its charter)

                                    New York
                    (State or jurisdiction of incorporation)

0-11507                                       13-5593032
------------------------------                ----------------------------------
Commission File Number                        IRS Employer Identification Number

111 River Street, Hoboken NJ                  07030
------------------------------                ----------------------------------
Address of principal executive offices        Zip Code

Registrant's telephone number, including area code:  (201) 748-6000
                                                     ---------------------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     [ ] Written  communications  pursuant  to Rule 425 under the Securities Act
         (17 CFR  230.425)
     [ ] Soliciting  material  pursuant  to Rule 14a-12  under the Exchange  Act
         (17  CFR  240.14a-12)
     [ ] Pre-commencement   communications  pursuant to Rule 14d-2(b) under the
         Exchange Act (17 CFR  240.14d-2(b))
     [ ] Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under
         the Exchange Act(17 CFR 240.13e-4(c))


                  This is the first page of a 13-page document.

ITEM 9:        REGULATION FD DISCLOSURE

               The information in this report is being furnished (i) pursuant to Regulation FD, and (ii) pursuant to item 12 Results of Operation and Financial Condition (in accordance with SEC interim guidance issued March 28, 2003). In accordance with General Instructions
               B.2 and B.6 of Form 8-K, the information in this report shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the
               Securities Act of 1934, as amended. The furnishing of the information set forth in this report is not intended to, and does not, constitute a determination or admission as to the materiality or completeness of such information.

               On March 6, 2006, John Wiley & Sons Inc., a New York corporation (the "Company"), issued a press release announcing the Company's financial results for the third quarter of fiscal year 2006. A copy of the Company's press release is attached hereto as Exhibit
               99.1 and incorporated.

Exhibit No.    Description

99.1 Press release dated March 6, 2006 titled "John Wiley and Sons, Inc., Reports Revenues and Earnings Growth for the Third Quarter" (furnished and not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and not deemed incorporated by reference in any filing under the Securities Act of 1934, as amended).

Ellis E. Cousens,
Executive Vice President, Chief Financial & Operations Officer
(201) 748-6534



                         John Wiley & Sons, Inc. Reports
                    Revenue, Operating Income and EPS Growth
                              In The Third Quarter


March 6, 2006 - John Wiley & Sons, Inc. (NYSE:JWa) (NYSE:JWb) announced today that third quarter revenue of $278 million increased 8% from $258 million in the same period of the previous year, or 9% excluding foreign exchange. Operating income increased 7% over the previous year's third quarter, or 9% excluding foreign exchange. Adjusted earnings of $0.57 per diluted share for the third quarter increased 8%, excluding an income tax benefit in the current quarter, as described below. Reported earnings per diluted share for the third quarter including the tax benefit was $0.69.


The quarter's results were driven primarily by the global Scientific, Technical, and Medical and Professional/Trade businesses. Higher Education's revenue also increased during the quarter. The growth in earnings per diluted share reflects the positive effects of the increase in operating income and the share repurchase program, partially offset by increased interest expense resulting from higher rates and the one-time costs associated with the refinancing of the Company's borrowing facilities. Results for the quarter were also adversely affected by the strengthening of the US dollar, primarily against the EURO and Pound Sterling.


For the first nine months of fiscal year 2006, Wiley's revenue advanced 6% to $778 million. Adjusted earnings per diluted share for the nine-month period increased 7% to $1.36, excluding the income tax benefits in the current year, as described below. Reported earnings per diluted share for the nine-month period including the tax benefits was $1.59. During the first nine months of fiscal year 2006, the Company repurchased approximately 2.1 million shares of common stock at an average price of $39.40.


"Wiley had a solid third quarter with all of our global businesses contributing to these results," said William J. Pesce, President and Chief Executive Officer. "We are pleased that our 'must have' products and services, enabled by technology and new business models, are being well received by our customers. Based on year-to-date results, leading indicators, and market conditions, we anticipate full-year revenue growth in the mid-single digits and EPS growth in the high single digits, excluding the aforementioned tax benefits."


Mr. Pesce added, "We are honored to be included again on FORTUNE magazine's list of the '100 Best Companies to Work For'. Wiley continues to thrive nearly two hundred years after it was founded because its unique culture supports collaboration, open dialogue, and enduring relationships. This recognition is a tribute to my colleagues around the world whose integrity, creativity, and dedication have made Wiley one of the best performing companies in the industry." Wiley is the only publishing company on the list. As part of the selection process, FORTUNE randomly surveyed 400 Wiley colleagues about their views of the company, its culture, and practices.

In January, The Wiley Foundation announced the winners of the fifth annual Wiley Prize in Biomedical Sciences. Dr. Elizabeth H. Blackburn, Morris Herztein Professor of Biology and Physiology in the Department of Biochemistry and Biophysics at the University of California, San Francisco, and Dr. Carol Greider, Daniel Nathans Professor and Director of Molecular Biology & Genetics at Johns Hopkins University were chosen for their discovery of telomerase, the enzyme that maintains chromosomal integrity and the recognition of its importance in aging, cancer, and stem cell biology. The Wiley Prize in Biomedical Sciences recognizes contributions that have opened new fields of research or have advanced novel concepts or their applications in a particular biomedical discipline. It honors a specific contribution or a series of contributions that demonstrate significant leadership and innovation.


In the third quarter of fiscal year 2006, the Company reported an income tax benefit of $6.8 million or $0.11 cents per diluted share, on the resolution of certain tax matters. Separately, in the first quarter of fiscal year 2006, the Company recorded a tax benefit of approximately $7.5 million, or $0.12 per diluted share on the repatriation of earnings from its European subsidiaries. The first quarter tax benefit offsets a tax charge recorded in the fourth quarter of fiscal year 2005. Neither the tax charge in the fourth quarter of last year, nor the tax benefit in the first quarter of this year, had a cash impact to the Company. The Company has excluded these tax items from its analytical and narrative discussion to identify operating trends without unusual items.



Segment Highlights

Professional/Trade (P/T)
------------------------
Wiley's U.S. P/T revenue of $101 million for the third quarter advanced 10% over the prior year, bolstered by a solid holiday season and strong performances of its business, technology, and architecture/engineering categories. P/T's finance and leadership lists, as well as the Sybex technology titles it acquired in May, helped to deliver the positive results. Revenue from licensing and website advertising, particularly Frommers.com, was very strong during the quarter. For the first nine months of the fiscal year, P/T revenue was 7% ahead of the previous year. Direct contribution to profit was up 5% for the quarter and 6% for the year-to-date period. The improved top-line results were partially offset by product mix and higher inventory provisions.


A number of titles published during the quarter contributed to the performance and attracted media attention. Most notable is The Little Book That Beats the Market by Joel Greenblatt, which published in November and was featured in The Wall Street Journal. This book has earned a place on most of the major bestseller lists, alongside other Wiley titles such as SuDoku For Dummies, Volumes I and 2 by Andrew Heron and Edmund James; Empire of Debt: The Rise of an Epic Financial Crisis by William Bonner and Addison Wiggin; J.K. Lasser's Income Tax 2006; Investing For Dummies by Eric Tyson: and Five Dysfunctions of a Team by Patrick Lencioni. Lencioni's latest book, Silos, Politics, and Turf Wars, was successfully released during the quarter, as was Hedgehogging by Barton Biggs, the well known Morgan Stanley investment management chairman turned hedge fund entrepreneur.

Several magazines and newspapers cited Wiley cookbooks in holiday best-of-the-year round-ups, including Paula Wolfert's Cooking of Southwest France (New York Times, National Public Radio); Lisa Yockelson's ChocolateChocolate (New York Times, Boston Globe); Elizabeth Karmel's Taming the
Flame: Secrets for Hot-and-Quick Grilling and Low-and-Slow BBQ (Boston Globe, Chicago Tribune); Leslie Revsin and Rick Rodgers' The Simpler the Better:
Sensational One Dish Meals (Boston Globe); Laxmi Hiremath's The Dance of Spices:
Classic Indian Cooking for Today's Home Kitchen (Boston Globe, Chicago Tribune); and Cecilia Hae-Jin Lee's Eating Korean: From Barbecue to Kimchi, Recipes from My Home (Boston Globe).


A graphic redesign of Frommers.com was launched in November, providing a fresh online look for the brand, more user-friendly navigation features, a visitor's poll to entertain and retain visitors, and instant messaging capability.


P/T is delivering its content to customers in a variety of new formats. Impact Audio downloads to facilitate study for the CPA exam were published in the quarter. Four Web CT/Blackboard courses, which provide test banks and supplementary course material for professors and students, were released in November.


In January, Wiley acquired the publishing assets of the Stock Trader's Almanac from the Hirsch Organization. Since 2004, Wiley has been the co-publisher of this unique and popular suite of print and online books, newsletters, and analytical tools for the finance market, but will now have the opportunity to extend the brand by developing new products.


Scientific, Technical, and Medical (STM)
----------------------------------------
Wiley's U.S. STM business continued to deliver excellent results in the third quarter with revenue of $50 million up 15% over the previous year's comparable period. Subscription and non-subscription journal revenue from advertising, commercial reprints, and journal backfiles contributed to these results. The reference book program continues its strong performance, driven by strong title output and global market strength. For the first nine months of the fiscal year, STM revenue grew by 9%. STM's contribution to profit increased by 12% during the quarter and 11% for the year-to-date period, reflecting the combined effects of higher non-subscription journal revenue and improved book margins.


The value of Wiley's journals to the research community was evident in the 26% increase in the number of full-text accesses to the more than one million journal articles available on the Company's online service, Wiley InterScience. This significant gain was fuelled by increased traffic from search engines and the addition of backfile articles. The value of Wiley's content is also reflected in the results of the ISI Impact Factor Analysis released in 2005, an independent ranking that measures how often individual journal articles are cited by researchers. Many of Wiley's journals, such as the Journal of Biomedical Materials Research, Catheterization and Cardiovascular Intervention, Neurology and Urodynamics, Head and Neck, and the American Journal of Physical Anthropology, showed significant increases.


In November, STM acquired Dialysis and Transplantation, an advertising focused publication that is the world's oldest peer reviewed journal for renal care, catering to nephrologists, internists, surgeons, and other physicians in more than 130 countries. Multi-year agreements were signed with the Crohn's and Colitis Foundation of America to publish the journal, Inflammatory Bowel Diseases, beginning in 2007, and the National Association of Research in Science Teaching to continue publishing the Journal of Research in Science Teaching.

Soon after the close of the third quarter, STM signed a multi-year agreement with The American Ceramic Society to publish 20-30 books and conference proceedings. STM also renewed its book publishing agreement with the IEEE, the premier professional organization for electrical and electronics engineers around the world.


Higher Education
----------------
Revenue of Wiley's U.S. Higher Education business increased 3% during the third quarter to $46 million, driven by year-on-year growth in science and mathematics. For the first nine months of the year, revenue increased 2%. Higher Education's direct contribution to profit was essentially flat with prior year for the quarter and the nine-month period, as the profit generated by the revenue growth was offset by investments, primarily to support WileyPLUS, the highly successful online learning service.


WileyPLUS (formerly known as eGrade Plus) continued to gather momentum around the world with significant adoptions in the U.S., Canada, Europe, and Asia, as well as in non-traditional academic settings. Since it was first introduced in 2003, more than 250,000 students have purchased WileyPLUS with their course materials. In a recent survey of students who used WileyPLUS, 89% responded that it increased their understanding of the course material and 69% said it helped them achieve a better grade. WileyPLUS was named a finalist by the Software & Information Industry Association in its 21st Annual CODiE Awards. WileyPLUS was named one of five finalists in the Education Category for "Best Postsecondary Course or Content Management Solution."


During the third quarter, Higher Education signed a new agreement with the National Geographic Society, extending Wiley's global partnership with the Society, to create new products sold exclusively with Wiley textbooks and WileyPLUS.


As part of an ongoing copyright enforcement program, Wiley successfully stopped 45 infringers from selling instructor solutions manuals on eBay. Since the program began a year ago, Wiley has issued 550 cease and desist letters and negotiated settlements to shut down these operations and recover damages.


Europe
------
Wiley Europe's revenue was up 10% for the third quarter and the first nine months of the fiscal year. Excluding foreign currency exchange effects, revenue was up 16% for the quarter and 12% for the year-to-date period. This robust performance was attributable to the STM journal and book programs, as well as P/T products, specifically, SuDoku For Dummies. The growth in Wiley Europe's direct contribution to profit, excluding the currency exchange impact, was 17% for the third quarter and 12% for the year-to-date period, or 11% and 9%, respectively, including the currency impact.


Sales of SuDoku For Dummies, Volumes I, 2, and 3 by Andrew Heron and Edmund James continued at a phenomenal pace. In December, Kakuro For Dummies by Andrew Heron published to similarly strong demand. Neuro-linguistic Programming For Dummies and EBay.co.uk For Dummies were also top performers. Eleven German-language For Dummies titles were published successfully during the third quarter. The European market for STM products delivered through Wiley InterScience remained strong.

During the quarter, Wiley-VCH, which is based in Germany, announced a publishing partnership with leading chemical societies in China, India, Korea and Germany to publish a new journal, Chemistry - An Asian Journal. Nobel Laureate Ryoji Noyori will serve as Chairman of the Editorial Board. Complementing its sister journals, Chemistry - A European Journal (published on behalf of the Editorial Union of European Chemical Societies) and Angewandte Chemie (published on behalf of the German Chemical Society) the new journal will provide a highly visible arena for prominent researchers from around the world, especially from Asia.


In December, the U.K. Parliament conducted a debate on the Science and Technology Select Committee's report on scientific publications, and reiterated its position that the government should not intervene in the market nor fund institutional repositories.


Asia, Australia, and Canada
---------------------------
Wiley's revenue in Asia, Australia, and Canada increased by 8% during the third quarter and the first nine months of the fiscal year. Excluding foreign currency effects, the year-to-date gain was 5%. Contributing to these results were strong sales in Asia, especially in India, Japan and China. Wiley Canada benefited from improved sell-through of Higher Education products and improved P/T sales. Wiley Australia's third quarter revenue growth was outstanding for its Higher Education business. The segment's direct contribution to profit was flat for the quarter and for the nine-month period. Higher selling and shipping costs and product mix contributed to these results.


At the close of the quarter, Wiley Asia completed the acquisition of the outstanding shares of Wiley Dreamtech (India) Private Ltd. This acquisition is an important step in the Company's plans to grow Wiley's presence in India, extending its sales and marketing reach for all Wiley products in an important and rapidly growing market. Wiley acquired a majority interest in Dreamtech in 2001 as part of its highly successful acquisition of Hungry Minds Inc., which brought to the company such well known brands as For Dummies, Frommer's, and CliffsNotes, among others. Wiley has had a presence in India since 1965.


Conference Call Instructions
----------------------------

Wiley will hold a conference call on Tuesday, March 7, at 10:30 a.m. (ET) to discuss its financial results for the third quarter of fiscal year 2006. The call will include a brief management presentation followed by a question and answer session.


To participate in the conference call, please dial the following number approximately ten minutes prior to the scheduled starting time: (800) 289-0518

Callers outside the U.S. may participate by dialing:  (913) 981-5532

A replay of the call will be available from 1:30 p.m. (ET) on Tuesday, March 7 through midnight (ET) on Monday, March 13 by dialing (888) 203-1112 or (719) 457-0820 and entering Passcode 9356164. A live audio Webcast will be accessible at http://www.wiley.com/go/communications. A replay of the Webcast will be accessible for 14 days afterwards.


"Safe Harbor"  Statement under the Private
Securities  Litigation Reform Act of 1995
-----------------------------------------

This report contains certain forward-looking statements concerning the Company's operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company, and are subject to change based on many important factors. Such factors include, but are not limited to (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key online retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide and (ix) other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.


Founded in 1807, John Wiley & Sons, Inc., provides must-have content and services to customers worldwide. Its core businesses include scientific, technical, and medical journals, encyclopedias, books, and online products and services; professional and consumer books and subscription services; and educational materials for undergraduate and graduate students and lifelong learners. Wiley has publishing, marketing, and distribution centers in the United States, Canada, Europe, Asia, and Australia. The Company is listed on the New York Stock Exchange under the symbols JWa and JWb. Wiley's Internet site can be accessed at http://www.wiley.com.


                             JOHN WILEY & SONS, INC.
                              SUMMARY OF OPERATIONS
                   FOR THE THIRD QUARTER AND NINE MONTHS ENDED
                            JANUARY 31, 2006 AND 2005
                    (in thousands, except per share amounts)


                                                                       Third Quarter Ended                   Nine Months Ended
ADJUSTED (A)                                                               January 31,                           January 31,
------------                                                  ------------------------------------   -------------------------------
                                                                 2006        2005         % Change       2006        2005  % Change
                                                              ----------  ---------     ----------   ----------   -------- ---------

Revenue                                                    $   278,189     258,428          8%         777,621     732,417       6%

Costs and Expenses
     Cost of Sales                                              91,207      85,708          6%         254,617     246,184       3%
     Operating and Administrative Expenses                     129,007     119,630          8%         383,286     357,232       7%
     Amortization of Intangibles                                 3,874       2,665         45%           9,990       7,675      30%
                                                               ----------  ---------                 ----------   --------
     Total Costs and Expenses                                  224,088     208,003          8%         647,893     611,091       6%
                                                               ----------  ---------                 ----------   --------

Operating Income                                                54,101      50,425          7%         129,728     121,326       7%
     Operating Margin                                           19.4%       19.5%                       16.7%       16.6%

Interest Expense and Other, Net                                  3,407       1,974                       7,238       4,721
                                                              ----------  ----------                  ---------- ----------
Income Before Taxes                                             50,694      48,451          5%         122,490     116,605       5%

Adjusted Provision for Income Taxes (A)                         16,521      15,660          5%          40,932      37,471       9%
                                                              ----------  ----------                  ---------- ----------
Adjusted Net Income (A)                                    $    34,173      32,791          4%          81,558      79,134       3%
                                                              ==========  ==========                  ========== ==========

Adjusted Income Per Share (A)
     Diluted                                               $     0.57        0.53           8%           1.36        1.27        7%
     Basic                                                 $     0.59        0.54                        1.40        1.30


Reconciliation of Non-GAAP Adjusted Financial Disclosure
--------------------------------------------------------

Adjusted Net Income                                        $    34,173      32,791                      81,558      79,134
Tax Benefits (A)                                                 6,776         -                        14,252         -
                                                              ---------   ----------                  ---------- ----------
     Net Income - as Reported                              $    40,949      32,791         25%          95,810      79,134      21%
                                                              =========   ==========                  ========== ==========


Adjusted Income Per Share - Diluted                        $     0.57        0.53                        1.36        1.27
Tax Benefits (A)                                                 0.11         -                          0.24         -
     Income Per Share - Diluted as Reported                $     0.69        0.53          30%           1.59        1.27       25%
                                                              =========   ==========                 =========== ==========

Average Shares
     Diluted                                                    59,459      62,064                      60,187      62,539
     Basic                                                      57,711      60,513                      58,400      60,998


(A) For the third quarter ending January 31, 2006, the adjusted amounts above exclude a $6.8 million, or $0.11 per diluted share tax benefit recorded in the third quarter of fiscal year 2006 related to the settlement of certain matters with tax authorities.

     For the nine-month period ending January 31, 2006, the adjusted amounts above also exclude $7.5 million, or $0.12 per diluted share, of tax benefits recorded in the first quarter of fiscal year 2006. The benefit resulted from the reversal of a tax accrual recorded on the repatriation of dividends from European subsidiaries in the fourth quarter of fiscal year 2005. On May 10, 2005, the US Internal Revenue Service issued Notice 2005-38. The notice provided for a tax benefit that fully offset the tax accrued by the Company on foreign dividends in the fourth quarter of fiscal year 2005. Neither the first quarter fiscal year 2006 tax benefit nor the corresponding fourth quarter fiscal year 2005 tax accrual had a cash impact to the Company.

     The Company's management evaluates operating performance excluding unusual and/or nonrecurring events. The Company believes excluding such events provides a more effective and comparable measure of performance. Since the adjusted amounts are not measures calculated in accordance with GAAP, they should not be considered as a substitute for other GAAP measures, including net income and earnings per share, as reported, as an indicator of operating performance.


                             JOHN WILEY & SONS, INC.
                                 SEGMENT RESULTS
                   FOR THE THIRD QUARTER AND NINE MONTHS ENDED
                            JANUARY 31, 2006 AND 2005
                    (in thousands, except per share amounts)


                                                    Third Quarter Ended                      Nine Months Ended
                                                         January 31,                             January 31,
                                             -------------------------------------   ---------------------------------------
                                                2006         2005         % Change      2006         2005         % Change
                                             -----------  -----------    ----------  -----------  -----------    ------------

Revenue
-----------------------------------------
US Segment
     Professional/Trade                     $  101,177       91,848           10%      274,636      256,845            7%
     Scientific, Technical and Medical          49,925       43,233           15%      148,033      136,135            9%
     Higher Education                           46,356       45,194            3%      133,698      131,344            2%
                                             -----------   -----------               -----------  -----------
Total US                                       197,458      180,275           10%      556,367      524,324            6%
European Segment                                72,870       66,444           10%      212,778      193,692           10%
Asia, Australia & Canada Segment                39,756       36,926            8%       94,091       87,324            8%
Intersegment Sales Eliminations                (31,895)     (25,217)          26%      (85,615)     (72,923)          17%
                                             -----------   -----------               -----------  -----------
Total Revenue                               $  278,189      258,428            8%      777,621      732,417            6%
                                             ===========   ===========               ===========  ===========

Direct Contribution to Profit
----------------------------------------
US Segment
     Professional/Trade                     $   32,606       30,938            5%       77,009       72,644            6%
     Scientific, Technical and Medical          20,839       18,635           12%       68,856       62,301           11%
     Higher Education                           14,935       15,220           -2%       43,655       43,663            0%
                                             -----------   -----------               -----------  -----------
Total US                                        68,380       64,793            6%      189,520      178,608            6%
European Segment                                22,506       20,339           11%       66,398       60,847            9%
Asia, Australia & Canada Segment                12,261       12,251            0%       21,461       21,255            1%
                                             ------------  -----------               -----------  -----------
Total Direct Contribution to Profit            103,147       97,383            6%      277,379      260,710            6%


Shared Services and Administrative Costs
-----------------------------------------
     Distribution                              (11,960)     (11,550)           4%       (36,414)    (35,308)           3%
     Information Technology & Development      (14,822)     (12,777)          16%       (45,063)    (38,009)          19%
     Finance                                    (7,173)      (9,119)         -21%       (22,782)    (24,359)          -6%
     Other Administration                      (15,091)     (13,512)          12%       (43,392)    (41,708)           4%
                                             ------------  -----------               -----------  -----------
Total Shared Services and Admin. Costs         (49,046)     (46,958)           4%      (147,651)   (139,384)           6%


Operating Income                            $   54,101       50,425                     129,728     121,326
                                             ============  ===========               ===========  ===========


                             JOHN WILEY & SONS, INC.
                   CONDENSED STATEMENTS OF FINANCIAL POSITION
                                 (in thousands)


                                                                                  January 31,             April 30,
                                                                        ------------------------------  -----------
                                                                             2006             2005          2005
                                                                        ------------     -------------  -----------

Current Assets
       Cash & cash equivalents                                         $     75,301         125,841         89,401
       Marketable securities                                                    -            14,000         10,000
       Accounts receivable                                                  177,118         166,588        137,787
       Inventories                                                           88,318          78,133         83,372
       Deferred income tax benefit                                            9,815           9,909          5,921
       Other current assets                                                  12,670          13,597         12,437
                                                                        -------------    -------------   -----------
       Total Current Assets                                                 363,222         408,068        338,918
Product Development Assets                                                   63,402          59,755         61,511
Property, Equipment and Technology                                          102,594         115,083        115,383
Intangible Assets                                                           304,541         285,337        291,041
Goodwill                                                                    197,380         195,034        195,563
Deferred Income Tax Benefit                                                   5,356           7,772          4,285
Other Assets                                                                 27,351          22,679         25,868
                                                                        -------------    -------------   -----------
       Total Assets                                                       1,063,846       1,093,728      1,032,569
                                                                        =============    =============   ===========

Current Liabilities
       Accounts and royalties payable                                        99,449           91,996        70,958
       Deferred subscription revenues                                       150,614          143,510       142,766
       Accrued income taxes                                                  31,140           42,329        36,376
       Other accrued liabilities                                             73,521           75,111        91,211
                                                                        -------------    -------------   -----------
       Total Current Liabilities                                            354,724          352,946       341,311
Long-Term Debt                                                              190,000          200,000       196,214
Accrued Pension Liability                                                    67,614           53,919        62,116
Other Long-Term Liabilities                                                  35,291           32,940        34,652
Deferred Income Taxes                                                        10,057              106         1,702
Shareholders' Equity                                                        406,160          453,817       396,574
                                                                        -------------    -------------  ------------
       Total Liabilities & Shareholders' Equity                     $     1,063,846        1,093,728     1,032,569
                                                                        =============    =============  ============


                             JOHN WILEY & SONS, INC.
                           STATEMENT OF FREE CASH FLOW
                                 (in thousands)


                                                                                  Nine Months Ended
                                                                                     January 31
                                                                           ------------------------------
                                                                               2006               2005
                                                                           -----------        -----------

Operating Activities:
         Net income                                                      $    95,810             79,134
         Amortization of intangibles                                           9,990              7,675
         Amortization of composition costs                                    26,688             25,590
         Depreciation of property, equipment and technology                   24,301             23,084
         Special non-cash tax benefits                                       (14,252)               -
         Non-cash charges and other                                           53,409             43,520
         Change in deferred subscription revenue                               7,008             14,722
         Net change in operating assets and liabilities                      (35,550)            (4,890)
                                                                           -----------        -----------
                Cash Provided by Operating Activities                        167,404            188,835


Investments in organic growth:
         Additions to product development assets                             (52,156)           (45,285)
         Additions to property, equipment and technology                     (14,084)           (17,948)
                                                                           -----------        -----------
                 Free Cash Flow                                              101,164            125,602


Other Investing and Financing Activities:
         Acquisitions, net of cash                                           (29,055)           (13,697)
         Sale (Purchase) of marketable securities                             10,000            (14,000)
         Repayment of  debt under old credit facility                       (282,809)               -
         Borrowings under new long-term credit facility                      279,842                -
         Purchase of treasury shares                                         (82,549)           (45,416)
         Cash dividends                                                      (15,870)           (13,687)
         Proceeds from issuance of stock on option exercises and other         5,460              3,922
                                                                           -----------        -----------
                  Cash Used in Investing and Financing Activities           (114,981)           (82,878)
                                                                           -----------        -----------
Effects of Exchange Rate Changes on Cash                                        (283)             1,090
                                                                           -----------        -----------
Decrease in Cash and Cash Equivalents for Period                         $   (14,100)            43,814
                                                                           ===========        ===========




                                             RECONCILIATION TO GAAP PRESENTATION


Investing Activities:
         Additions to product development assets                         $   (52,156)           (45,285)
         Additions to property, equipment and technology                     (14,084)           (17,948)
         Acquisitions, net of cash                                           (29,055)           (13,697)
         Sale (Purchase) of marketable securities                             10,000            (14,000)
                                                                           -----------        -----------
                  Cash Used for Investing Activities                     $   (85,295)           (90,930)
                                                                           ===========        ===========


Financing Activities:
Cash Used in Investing and Financing Activities                          $  (114,981)           (82,878)
Less:
         Acquisitions, net of cash                                           (29,055)           (13,697)
         Sale (Purchase) of marketable securities                             10,000            (14,000)
                                                                           -----------        -----------
                   Cash Used in Financing Activities                     $   (95,926)           (55,181)
                                                                           ===========        ===========

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized



                                     JOHN WILEY & SONS, INC.
                                     Registrant



                                     By    /s/ William J. Pesce
                                           _____________________________________
                                           William J. Pesce
                                           President and Chief Executive Officer



                                     By    /s/ Ellis E. Cousens
                                           _____________________________________
                                           Ellis E. Cousens
                                           Executive Vice President and
                                           Chief Financial & Operations Officer




                                     Dated:   March 6, 2006